______________, 2007


Sandler O'Neill & Partners, L.P.
919 Third Avenue
New York, New York 10024

      Re:   Western United Financial Corporation

Gentlemen:

This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Western United Financial Corporation (the "Company") included in the units ("Units") being sold in the Company's initial public offering (the "IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of common stock, par value $.01 per share, of the Company (the "Common Stock") and one Warrant to purchase a share of Common Stock. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company's IPO unless Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") informs the Company of its decision to allow earlier separate trading.

The undersigned agrees that prior to the consummation of the IPO it will enter into an agreement or plan in accordance with the guidelines specified by Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with an independent broker-dealer (the "Broker") registered under Section 15 of the Exchange Act which is neither affiliated with the Company or Sandler O'Neill nor part of the underwriting or selling group, to place an irrevocable order pursuant to which the Broker will purchase, to the extent available, up to $1,000,000 of Warrants in the public marketplace for the undersigned's account during the forty-trading day period commencing on the later of (i) the date separate trading of the Warrants has commenced and (ii) 60 calendar days after the end of the restricted period under Regulation M, but only at public market prices not exceeding $0.70 per Warrant. The undersigned shall instruct the Broker subject to the procedures specified by Rule 10b-18 to fill such order in such amounts and at such times as the Broker may determine, in its sole discretion, during the forty-trading day period described above, subject to regulatory restrictions.

As of the date hereof, the undersigned represents and warrants that it is not aware of any material nonpublic information concerning the Company or any securities of the Company and is entering into this agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. The undersigned agrees that while this agreement is in effect, the undersigned shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Company's securities. The undersigned further agrees that it shall not, directly or indirectly, communicate any material nonpublic information relating to the Company or the Company's securities to any employee of the Broker. The undersigned does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Warrants pursuant to this agreement or the plan or agreement with the Broker.



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The undersigned shall instruct the Broker to make, keep, and produce promptly upon request a daily time-sequenced schedule of all Warrant purchases made pursuant to this agreement, on a transaction-by-transaction basis, including (i) size, time of execution, price of purchase; and (ii) the exchange, quotation system, or other facility through which the Warrant purchase occurred.

The undersigned agrees that the undersigned shall not sell or transfer the Warrants until 90 days after the consummation of a business combination involving the Company and acknowledges that, at the option of Sandler O'Neill, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Section 5-1401 of the New York General Obligations Law. This Agreement shall be binding upon the undersigned and the heirs, successors and assigns of the undersigned.


                                                 Very truly yours,

                                                 WESTERN UNITED FUNDING, LLC

                                                 By:  __________________________
                                                      Name:
                                                      Title:



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